SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): October 31, 1998

                            DUKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

   NORTH CAROLINA                       1-4928                  56-0205520
(State of other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation)                                             Identification No.)


422 South Church Street
Charlotte, North Carolina                                      28202-1904
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code: 704-594-6200

Item 5. Other Events.

     Duke Energy Corporation (the "registrant"), through its wholly owned subsidiaries PanEnergy Corp ("PanEnergy") and Texas Eastern Corporation ("TEC"), entered into a Stock Purchase Agreement between PanEnergy, TEC and CMS Energy Corporation ("CMS Energy") dated October 31, 1998, pursuant to which the registrant will sell Panhandle Eastern Pipe Line Company, Trunkline Gas Company and the storage related to those systems, along with the Trunkline LNG Company terminal, to CMS Energy for $2.2 billion, involving a cash payment of $1.9 billion and existing Panhandle debt of approximately $300 million. The sale will result in an after tax gain of approximately $700 million, or $1.94 per share, and is contingent upon completion of due diligence and receipt of clearances under the Hart-Scott-Rodino Act. Closing is anticipated in January 1999.

     A copy of the registrant's press release announcing the Stock Purchase Agreement is filed herewith as Exhibit 2 and is incorporated by reference herein. The Stock Purchase Agreement is filed herewith as Exhibit 10 and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following exhibits are filed herewith:

          2. Press Release of registrant dated November 2, 1998.
         10. Stock Purchase Agreement between PanEnergy Corp, Texas Eastern Corporation and CMS Energy Corporation, dated as of October 31, 1998.

                                    SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUKE ENERGY CORPORATION
                                                (registrant)




                                          By:   ________________________
                                                Richard J. Osborne
                                                Executive Vice President
                                                and Chief Financial Officer

Dated:  November 5, 1998

                                 Exhibit Index

Exhibit                        Description
-------                        -----------
 2                     Press Release of registrant dated November 2, 1998
10                     Stock Purchase Agreement between PanEnergy Corp, Texas
                       Eastern Corporation and CMS Energy Corporation, dated as of October 31, 1998